UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2012, Mr. Stephen A. Del Guercio was appointed a Director of CVB Financial Corp. (the “Company”). Mr. Del Guercio was also named a Director of Citizens Business Bank (the “Bank”), the wholly owned banking subsidiary of CVB Financial Corp. Mr. Del Guercio will serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Company. In addition, Mr. Del Guercio will serve on the Balance Sheet Management Committee, the Loan Committee, the Trust Services Committee, and the Risk Management Committee of the Bank.

The press release announcing Mr. Stephen A. Del Guercio’s appointment is attached as an exhibit to this 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 30, 2012, announcing the appointment of Mr. Stephen A. Del Guercio as a new director of CVB Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: October 31, 2012	By:	/s/ Richard C. Thomas
Richard C. Thomas
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated October 30, 2012, announcing the appointment of Mr. Stephen A. Del Guercio as a new director of CVB Financial Corp.